Exhibit 5.1


                              November 17, 1995


Eckerd Corporation
8333 Bryan Dairy Road
Largo, Florida  34647

Ladies and Gentlemen:

          I am Vice President/General Counsel for Eckerd Corporation, a Delaware corporation (the "Company"). I am providing the opinion set forth herein in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof.

          The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 2,875,000 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), and the sale of (i) 2,500,000 shares of Common Stock (the "Firm Shares") by certain stockholders of the Company (the "Selling Stockholders") and (ii) up to 375,000 shares of Common Stock subject to an option given to the Underwriters (as defined below) by the Selling Stock-holders solely to cover over-allotments, if necessary (the "Option Shares" and, together with the Firm Shares and any shares to be sold by the Selling Stockholders which are registered on a registration statement filed by the Company pursuant to Rule 462(b) of the General Rules and Regulations under the Act, the "Shares"), to the public through a syndicate of under-writers in a firm commitment public offering pursuant to a Purchase Agree-ment (the "Purchase Agreement") in the form filed herewith as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company, the Selling Stockholders and Merrill Lynch & Co., CS First Boston Corporation, Morgan Stanley & Co. Incorporated and Raymond James & Associ-ates, Inc., acting severally on behalf of themselves and the several Under-writers named therein (the "Underwriters").

          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.



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Eckerd Corporation
November 17, 1995
Page 2


          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of the Purchase Agreement; (iii) the Company's Restated Certificate of Incorporation, as in effect as of the respective issue dates of the Shares; (iv) the Company's Amended and Re-stated By-laws, as in effect as of the respective issue dates of the Shares; (v) the resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares and the regis-tration of the Shares under the Act; (vi) the form of a specimen certif-icate representing the Shares; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original docu-ments of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions ex-pressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          I am admitted to practice law in the State of Florida and I do not purport to be an expert on any law other than the laws of the State of Florida and the laws of the United States of America. Insofar as the opin-ions contained herein relate to the general corporate law of the State of Delaware, I have made such investigation of such laws as I have deemed necessary as a basis for such opinions.

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Eckerd Corporation
November 17, 1995
Page 3


          Based upon and subject to the foregoing and assuming (i) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by me and the due execution and delivery of such certificates and (ii) that the Company has received the full consideration for the Shares, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

          I hereby consent to the use of my name in the Registration State-ment under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. I further consent to the incor-poration of this opinion by reference as an exhibit to any registration statement relating to the offering of the Shares which is filed pursuant to Rule 462(b) of the General Rules and Regulations under the Act and to the use of my name under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving such consent, I do not admit that I came within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                              Very truly yours,



                              /s/  Robert E. Lewis


                              Robert E. Lewis
                              Vice President/General Counsel
                              Eckerd Corporation